EXHIBIT 99

NEWS:

The Sherwin-Williams Company        •         101 West Prospect Avenue        •         Cleveland, Ohio 44115        •         (216) 566-2140

The Sherwin-Williams Company Announces Preliminary Unaudited 4Q18

and Full Year 2018 Sales and Earnings Results

•	4Q18 consolidated net sales increased approximately 2% compared to 4Q17
•	FY18 diluted net income per share expected to be approximately $11.15 per share
○	Adjusted FY18 diluted net income per share expected to be approximately $18.53, excluding acquisition-related costs and other non-operating expenses of $4.66 and $2.72 per share, respectively
○	Prior adjusted FY18 guidance was $19.05 to $19.20 per share, excluding acquisition-related costs and other non-operating expenses of $3.86 and $1.34 per share, respectively
•	Conference call at 8:30 a.m. EST today to discuss preliminary results
•	Company to provide detailed 4Q18 and FY18 results and 2019 outlook on January 31st as previously announced

CLEVELAND, OHIO, January 15, 2019 – The Sherwin-Williams Company (NYSE: SHW) announced preliminary unaudited sales and earnings results for the fourth quarter and full year ended December 31, 2018.

Consolidated net sales in the fourth quarter increased approximately 2% compared to fourth quarter 2017. Previous guidance called for a mid-single digit percentage increase. Preliminary net sales from stores in the U.S and Canada open for more than twelve calendar months increased approximately 3% in the quarter.

Based primarily on the lower fourth quarter sales and non-operating expenses expected to be recognized in the fourth quarter, diluted net income per share for the full year 2018 is now expected to be approximately $11.15 per share compared to guidance of $13.85 to $14.00 per share provided on October 25, 2018. Adjusted diluted net income per share for the full year is expected to be approximately $18.53, which excludes acquisition-related costs and other non-operating expenses of $4.66 and $2.72 per share, respectively, compared to the October adjusted guidance of $19.05 to $19.20 per share, which excludes acquisition-related costs and other non-operating expenses of $3.86 and $1.34 per share, respectively. The Company reported diluted net income per share from continuing operations of $19.11 per share for the full year 2017, or $15.07 on an adjusted basis, excluding a $7.04 per share benefit related to tax reform and acquisition-related costs of $3.00 per share.

Commenting on the preliminary results, Chairman, President and Chief Executive Officer John G. Morikis said, “Our performance in the fourth quarter was disappointing across the board relative to our outlook back in October. Consolidated revenue growth for the fourth quarter fell well short of our previous expectation, due in large part to weak sales growth by our North American stores in October and November. Store sales rebounded somewhat in December, but not enough to bring in the quarter. Sales for our Consumer Brands and Performance Coatings Groups also fell short of expectations. The revenue shortfall was the primary driver of the significant earnings per share miss in the quarter. Given the lower preliminary results for our fourth quarter, our full year preliminary adjusted net income per share is $18.53 per share, or about 3% below the midpoint of our previous guidance range. This full year 2018 adjusted earnings per share is an increase of approximately 23% over full year 2017 on a comparable basis.”

An updated Regulation G Reconciliation is attached.

Conference Call on January 15, 2019

The Company will conduct a conference call to discuss its preliminary fourth quarter and full year 2018 expectations at 8:30 a.m. EST on Tuesday, January 15, 2019. The conference call will be webcast simultaneously in the listen only mode by Issuer Direct. To listen to the webcast on the Sherwin-Williams website, www.sherwin.com, click on About Us, choose Investor Relations, then select Press Releases and click on the webcast icon following the reference to the January 15th release. The webcast will also be available at Issuer Direct’s Investor Calendar website, www.investorcalendar.com. An archived replay of the live webcast will be available at www.sherwin.com beginning approximately two hours after the call ends and will be available until Tuesday, February 5, 2019 at 5:00 p.m. EST.

Conference Call on January 31, 2019

As previously announced, the Company will conduct a conference call to discuss its final financial results for the fourth quarter and full year 2018 and its outlook for the first quarter and full year 2019 at 11:00 a.m. EST on Thursday, January 31, 2019.

About Sherwin-Williams

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of paints, coatings and related products to professional, industrial, commercial, and retail customers. Sherwin-Williams manufactures products under well-known brands such as Sherwin-Williams®, Valspar®, HGTV HOME® by Sherwin-Williams, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, Cabot® and many more. With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 4,900 company-operated stores and facilities, while the company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. The Sherwin-Williams Performance Coatings Group supplies a broad range of highly-engineered solutions for the construction, industrial, packaging and transportation markets in more than 110 countries around the world. Sherwin-Williams shares are traded on the New York Stock Exchange (symbol: SHW). For more information, visit www.sherwin.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to sales, earnings and other matters. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements and from the Company’s historical results and experience. These risks, uncertainties and other factors include such things as: general business conditions; the Company’s ability to successfully integrate past and future acquisitions into its existing operations, including Valspar, as well as the performance of the businesses acquired; risks inherent in the achievement of anticipated cost synergies resulting from the acquisition of Valspar and the timing thereof; strengths of retail and manufacturing economies and the growth in the coatings industry; changes in the Company’s relationships with customers and suppliers; changes in raw material availability and pricing; unusual weather conditions; and other risks, uncertainties and factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

In addition, our expectations about fourth quarter and full year 2018 results are based on preliminary unaudited information about the fourth quarter and full year and are subject to revision. Although the fourth quarter is now completed, we are still in the process of our standard financial reporting closing procedures. Accordingly, as we complete our normal quarter and year-end closing and review processes, actual results could differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter and full year 2018 to differ materially from our preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of the Company’s critical accounting policies.

Investor Relations Contact:	Media Contact:
Bob Wells	Mike Conway
Senior Vice President, Corporate Communications &	Director, Corporate Communications
Public Affairs	Sherwin-Williams
Sherwin-Williams	Direct: 216.515.4393
Direct: 216.566.2244	Pager: 216.422.3751
rjwells@sherwin.com	mike.conway@sherwin.com

Regulation G Reconciliation

Management of the Company believes that investors’ understanding of the Company’s operating performance is enhanced by the disclosure of diluted net income per share excluding Valspar acquisition-related costs and one-time items. This adjusted earnings per share measurement is not in accordance with U.S. generally accepted accounting principles (GAAP). It should not be considered a substitute for earnings per share computed in accordance with U.S. GAAP and may not be comparable to similarly titled measures reported by other companies. The following tables reconcile diluted net income per share computed in accordance with U.S. GAAP to adjusted diluted net income per share.

	Nine Months Ended September 30,	Preliminary Unaudited Year Ended December 31,	Year Ended December 31, 2018 (previous guidance)
	2018	2018	Low	High

Diluted net income per share	$10.59	$11.15	$13.85	$14.00

California litigation expense	1.09	1.09	1.09	1.09

Environmental expense provision	.25	1.33	.25	.25

Pension plan settlement expense	-	.30	-	-

Other non-operating expenses	1.34	2.72	1.34	1.34

Transaction and integration costs	1.08	2.04	1.24	1.24

Purchase accounting impacts	1.97	2.62	2.62	2.62

Total acquisition costs	3.05	4.66	3.86	3.86

Adjusted diluted net income per share	$14.98	$18.53	$19.05	$19.20

Year Ended December 31, 2017

Diluted net income per share	$18.67

One-time charge related to discontinued operations	.44

Diluted net income per share from continuing operations	19.11

One-time benefit from deferred income tax reductions	7.04

Transaction and integration costs	.88

Purchase accounting impacts	2.12

Total acquisition costs	3.00

Consolidated excluding Valspar acquisition costs and one-time items	$15.07

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